SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   March 4, 2008

BLINK COUTURE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	333-138951	98-0568153
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

122 Ocean Park Blvd., Suite 307, Santa Monica, California 90405
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(310) 396-1691
(ISSUER TELEPHONE NUMBER)

1199 Marinaside Crescent, Suite 1107
Vancouver, British Columbia, Canada V6Z 2Y2
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On March 4, 2008 (the “Effective Date”), pursuant to the terms of a Stock Purchase Agreement dated February 20, 2008 between Fountainhead Capital Management Limited (“Fountainhead”) and La Pergola Investments Limited (“La Pergola,” collectively, Fountainhead and La Pergola shall be referred to as “the Purchasers”) and Penny Green, the Purchasers purchased 16,400,000 shares of the issued and outstanding common stock of Blink Couture, Inc. (the “Company”) from Penny Green for $500,000 in cash. The 16,400,000 shares represent 79.5% of the outstanding common stock of the Company. The Purchasers shall allocate 85% of the shares, or 13,940,000 shares, to Fountainhead and 15% of the shares, or 2,460,000 shares, to La Pergola.

The parties to the Stock Purchase Agreement have the following understandings upon the execution of the Stock Purchase Agreement:
o
As of the Effective Date, Penny Green resigned as a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board, and Secretary.

o	As of the Effective Date, Thomas Colligan was appointed to the Board of Directors of the Company.
o	Also as of the Effective Date, Thomas Colligan was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board, and Secretary.

Pursuant to the change in control, the new corporate offices shall be located at 122 Ocean Park Blvd., Suite 307, Santa Monica, CA 90405 and our new phone number shall be (310) 396-1691.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

Penny Green resigned as a member of the Company's Board of Directors effective as of March 4, 2008. Penny Green also resigned as the Company's President, Chief Executive Officer, and Chief Financial Officer, effective on said date. At the time of resignation, Ms. Green was not a member of any committee on the board of directors. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On March 4, 2008, Thomas Colligan was appointed as the Company's sole Director. Mr. Colligan was also appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary. As of the date of this filing, Mr. Colligan has not been appointed to any committee of the board of directors.

Mr. Thomas W. Colligan, Chairman & President

Thomas W. Colligan is currently the President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer of Blink Couture, Inc. and has held such position since March 4, 2008. Mr. Colligan is also a director and executive officer of Laurier International, Inc., Yacht Finders, Inc. and Dalkeith Investments, Inc., all of which are public reporting companies. Previously, Mr. Colligan was the director and executive officer of Equicap, Inc. Mr. Colligan is also currently the coordinator of crisis management services at Frederick Memorial Hospital and has held this position since 2006. In addition, was a business development manager of Adventist Healthcare, Inc. Mr. Colligan has also been an adjunct professor of psychology at Montgomery College, Maryland, since 2003. Mr. Colligan holds Masters Degrees in both Business Administration and Social Work. Prior experience in his field of expertise, Mr. Colligan’s work focused on the investigation and analysis of clinical data relating to behavioral health through his work as a Clinical Research Coordinator and Psychotherapist with the Centers for Behavioral Health in Maryland. Mr. Colligan has also co-authored three works: “Understanding Workplace Stress - Journal of Workplace Behavioral Health;” “Measuring cultural climate in a uniformed services medical center, Military Medicine , 164(3), 202-208;” and “Spouse abuse: Physician guidelines to identification, diagnosis, and management in the uniformed services, Military Medicine , 164(1), 30-36.”

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Colligan is a party in connection with this appointment as a director and an officer of this Company.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	10.1	Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Blink Couture, Inc

By:	/s/ Thomas Colligan
Thomas Colligan, President

Dated: March 5, 2008